Exhibit 10.49

FAIRHOLME TRUST COMPANY, LLC
INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (this "Agreement") is made and entered into this 9th day of October, 2015 by and between The St. Joe Company (the "Client") and Fairholme Trust Company, LLC, a Florida limited liability company and trust company organized in accordance with the Florida Financial Institutions Codes, having offices at 4400 Biscayne Boulevard, 9th Floor, Miami, FL 33137 ("FTC"). Depending on the context, references to FTC also includes reference to one or more of its affiliated entities or to it and one or more of such affiliated entities collectively. Furthermore, each of the Client and FTC may be referred to herein as a "Party" and collectively, as the "Parties".

In consideration of the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

1) Establishment of the Account. The Client will establish, or has established, an account in the Client's name (the "Account") at the financial institution identified in Schedule A, as amended from time to time (the "Custodian") in which the Client will deposit or has deposited securities and other assets to be managed by FTC under this Agreement. The Client agrees to complete all account opening documents required by the Custodian to open the Account and to execute and deliver to the Custodian such powers-of-attorney or other authorizations as may be required by the Custodian in order to fully establish and effectuate the discretionary authority granted to FTC under this Agreement. Neither FTC nor its affiliates will at any time act as custodian or have physical custody of any assets in the Account. The Client authorizes FTC to instruct the Custodian on the Client's behalf to: (a) send to the Client and FTC monthly statements showing all transactions occurring in the Account during the period covered by the Account statement, and the funds, securities and other property in the Account at the end of the period and (b) provide FTC copies of all trade confirmations, periodic statements and other reports relating to the Account that the Custodian sends to the Client or receives with regard to the Account.

2) Appointment and Investment Management Services. (a) On the terms and conditions set forth in this Agreement, the Client hereby appoints and retains FTC, and FTC hereby accepts such appointment, as the Client's investment manager with full discretion and authority to manage, invest and reinvest the assets in the Account (assets shall include all cash, securities and other property that the Client may deliver to the Custodian from time to time for credit to the Account) and to provide such other services as set forth in this Agreement.

(b) FTC will have full authority, in its sole and absolute discretion and without any further approval, to: (i) make all investment decisions in respect of the Account on the Client's behalf and at the Client's sole risk; (ii) buy, sell, exchange, convert, liquidate or otherwise trade in any bond, other fixed-income securities or cash equivalent securities or mutual funds (other than a fund advised by FTC or FTC's affiliate, Fairholme Capital Management, LLC ("FCM") in respect of the Account; (iii) place orders with respect to, and arrange for, any of the foregoing; and (iv) execute such assignments, representation letters, instruments of transfer, orders and other instruments and to enter into such agreements (including indemnifications) as may be reasonably necessary or proper in connection with the management of the Account.

(c) The Client hereby appoints FTC as the Client's attorney-in-fact for the purposes of exercising the powers and authority granted to FTC and in discharging FTC's obligations under this Agreement. Without limiting the generality of the foregoing, on FTC's instructions to the Custodian based on the Client's instructions to FTC from time to time, the Client also specifically authorizes the Custodian to remit checks, wire funds, and otherwise to make disbursements of funds held in the Account to accounts established in the Client's name and for its benefit and which the Client has identified to the Custodian, at banks, broker-dealers, investment companies and/or other financial institutions, or to the Client at the Client's address indicated in this Agreement, or another address in accordance with the Client's specific written authorization to FTC and the Custodian, or to a third party in accordance with the Client's specific written instruction to FTC and the Custodian. FTC is not authorized to withdraw the Client's funds or other assets except for payment of the Management Fee (as defined in Section 6) in accordance with this Agreement. This is a continuing power-of-attorney and will remain in full force and effect until revoked by the Client in writing in accordance with this Agreement, provided that no such revocation will affect the completion of any transaction initiated prior to FTC's receipt of such written notice of revocation. Without limiting the generality of the foregoing, the Client agrees to execute such further documents as FTC or the Custodian may require from time to time to confirm, evidence, or implement the power-of-attorney and transactional authorities granted herein.

(d) The Client acknowledges and agrees that any income received in respect of the Account, whether consisting of interest, dividends, or income from any other source, will be reinvested in the Account and that all or a portion of the Account may be held in cash or cash equivalents, including securities issued by money market mutual funds. The Client should refer to the prospectus for information about each mutual fund and applicable fees.

(e) The Account will be managed on a fully discretionary basis by FTC and the Client authorizes FTC to invest assets in the Account as deemed appropriate for the Client by FTC. Notwithstanding the foregoing, the discretionary advisory authority granted to FTC will be subject to the investment objective, guidelines, policies, strategies and restrictions imposed on the Account as designated by the Client on Schedule B, as may be amended from time to time in writing, which are subject to FTC's acceptance (which will not be unreasonably withheld). An investment's compliance with the investment restrictions as set forth in Schedule B will be determined on the date of purchase only, based on the price and characteristics of the investment on the date of purchase compared to the value of the Account as of the most recent valuation date, and the investment restrictions set forth in Schedule B will not be deemed breached solely as a result of changes in value or status of an investment following purchase. The Client represents and warrants to FTC that all information contained in Schedule B and in any other materials provided to FTC is accurate and complete in all material respects, and that Schedule B contains all the restrictions applicable to FTC's management of the Account, including under any governing documents applicable to the Client or otherwise under any applicable law. The Client is obligated to promptly notify FTC in writing if any representation or warranty ceases to be true. FTC shall have no responsibility for any loss, penalty or expense that may result from the Client's failure to inform FTC of any change to the Client's circumstances, restrictions or objectives in a timely manner.

3) Brokerage. (a) In its capacity as investment manager hereunder, FTC will not execute securities transactions in the account as broker-dealer, but may be involved in directing such transactions to particular brokers or other third parties for execution. In such event, FTC will take all reasonable efforts to seek to obtain "best execution" when effecting securities transactions on behalf of the Account. In seeking to obtain "best execution", FTC ordinarily will consider price (including commissions and commission equivalents, if any, and other transaction costs), but price is not always determinative. Rather, FTC's selection of a broker may include other qualitative factors where FTC deems appropriate, such as the quality of brokerage services, execution capability, financial responsibility and responsiveness, willingness to commit capital, creditworthiness and financial stability, clearance and settlement capability, and the provision of research and brokerage services, among other factors. Accordingly, transactions will not always be executed at the lowest available price or commission.
(b) FTC may select a broker-dealer that furnishes FTC, directly or through correspondent relationships, with research services which provide, in FTC's view, provide appropriate assistance to FTC in its investment decision-making process. Such research services may include research reports on companies, industries, and securities; economic and financial data; financial publications; computer data bases; and other research-oriented services. These selections, and the total amount of commissions given a particular broker-dealer, may be made pursuant to an agreement that would bind FTC to compensate the selected broker-dealer for the services provided. Research and other services obtained in this manner may be used in servicing any or all of FTC's clients and may be used in connection with accounts other than those that pay commissions m the broker-dealer relating to the research or other service arrangements. FTC may endeavor to direct sufficient commissions to broker-dealers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services FTC believes is useful in its investment decision-making process.

(c) To the extent practicable and as permitted under applicable law, FTC is hereby authorized to, and the Client agrees that FTC may, but is not obligated to, bunch or aggregate orders on behalf of the Account with orders on behalf of other clients and accounts. In such event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made in a manner which FTC considers to be the most reasonable, fair and equitable over time to all of its clients, including the Client.

(d) As permitted under applicable law, FTC is also authorized to execute "cross transactions" for the Account. Cross transactions are inter-account transactions which may be effected by FTC acting for both the Account and another client's account that is the counterparty to the transaction. Cross transactions enable FTC to purchase or sell a block of securities for the Account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. FTC has a potentially conflicting division of loyalties and responsibilities regarding both parties to cross transactions and may engage in such transactions only if FTC deems the transactions to be fair and beneficial to the involved parties. Subject to the terms of Section 11 (Conflicts of Interest) below, the Client waives any potential conflict of interest or duty of loyalty owed by FTC with respect to execute cross transactions for the Account and understands that its authority to FTC to execute cross transactions for the Account is terminable at will without penalty, effective upon receipt by FTC of written notice from the Client, and that the failure to terminate such authorization will result in its continuation.

4) Representations, Acknowledgments and Certifications by the Client. (a) The Client represents and warrants that the Client (or its authorized representative) has full power and authority to enter into this Agreement; the terms of this Agreement do not violate any obligation by which the Client is bound, whether arising by contract, operation of law, or otherwise; and this Agreement has been duly authorized by the Client and will be binding on the Client according to its terms.

(b) The Client acknowledges and agrees that there are inherent risks in any investment, including possible loss of principal, and that such risks may be magnified by the use of margin, options, and short sales and that FTC's investment philosophy often includes the concentration of investments in a limited number of issuers and that such concentration may increase the risk of loss. FTC does not guarantee its investment performance or the investment performance of any affiliate or unaffiliated investment manager.

(c) The Client agrees that FTC's responsibilities under this Agreement pertain only to the assets in the Account. If the Account contains only part of the Client's total investment assets, the Client agrees that FTC will not consider and will have no responsibility for (i) the Client assets that are not in the Account or (ii) the diversification of the Client's total investment assets.

(d) The Client acknowledges and understands that FTC is not affiliated with Custodians or broker-dealers executing transactions.

(e) The Client acknowledges and agrees that FTC has not provided any legal or tax advice to the Client.

(f) The Client acknowledges the Client's obligation to notify FTC promptly should its financial circumstances or investment objective change materially.

(g) The Client acknowledges having received and/or having had an opportunity to review FTC's Privacy Policy. The Client understands that FTC is committed to maintaining the confidentiality, security, and privacy of any and all personal information entrusted to it by prospective, current, and former clients.

(h) If the Client is a trustee or other fiduciary, such trustee or fiduciary represents and warrants that the services to be provided by FTC are within the scope of the services and investments authorized by the governing instruments of, and laws and regulations applicable to, the Client and that such trustee or fiducia1y is duly authorized to enter into this Agreement. Upon FTC's request, the Client shall provide FTC with copies of the relevant pages of any governing instruments authorizing establishment of the Account (and/or provide a certification of fiduciary, signed and notarized, affirming that the fiduciary has authority to enter into this Agreement on behalf of the beneficiaries). The trustee or fiduciary is obligated to notify FTC promptly of any material change in his or her authority or the propriety of maintaining the Account or any investments in the Account.

5) Accounts Subject to ERISA or Code Section 4975. (a) If the Account is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), FTC acknowledges that it is a "fiduciary" as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, as applicable, with respect to performing its duties under this Agreement. If the Account is subject to ERISA: (i) FTC agrees to maintain appropriate ERISA bonding for the Account and to include within the coverage of the bond FTC and its personnel as may be required by law, and (ii) each person signing this Agreement on behalf of the Client represents, warrants and agrees that (s)he is a "named fiduciary" for the Account and has the authority and hereby appoints FTC as an "investment manager" within the meaning of Section 3(38) of ERISA for the assets in the Account. The Client also represents, warrants and agrees that: (1) the person(s) signing this Agreement on behalf of the Client, together with the persons identified in Schedule C, if any, have sole investment discretion and authority for the deposit and withdrawal of the assets of the Account and the appointment of FTC to manage the Account and the Client is obligated to notify FTC in writing if any of these representations, warranties or agreements change or cease to be true, and (2) the Client is responsible for the overall diversification of its assets, FTC is not responsible for overall compliance of such investments with the requirements of ERISA or any other governing law or documents or any Client assets not in the Account, and such responsibilities remain with the appropriate trustees or other fiduciaries of the Client.

(b) If the Account is subject to ERISA or Section 4975 of the Code, the Client acknowledges that any investment by the Account in any mutual fund, will be made in reliance on Department of Labor Prohibited Transaction Class Exemption 77-4, as amended, or any successor exemption, and any other applicable Department of Labor advisory opinions or other relief.

6) Management Fee. (a) Neither FTC nor its control persons shall receive a management fee in connection with the services provided by FTC to Client hereunder.

(b) Client shall be responsible for all expenses incurred directly in connection with (i) any brokerage commissions and fees for transactions executed for the Account through brokers and dealers; (ii) the Custodian's custodial fees; or (iii) any other fees, expenses or charges associated with the Account.

7) Periodic Reports. (a) FTC will furnish the Client periodic reports of the Account no less frequently than on a quarterly basis showing a list of assets and all receipts and disbursements, and upon the Client's request.

(b) From time to time, FTC may reflect activity and holdings related to assets contained in the periodic reports of an Account, including, but not limited to, "unique assets". Unique assets may not be titled in the name of the Account or the Custodian or its nominee, and FTC therefore cannot give any assurance that a special asset is owned by the Account. FTC reflects special assets and any activity for which it has been advised or directed as an accommodation to the Client and FTC will have no investment or custodial responsibility with respect to any special asset in the Account and will not undertake any independent verification of the accuracy and/or completeness of such information.

(c) Valuations of assets held in the Account set forth in any periodic report or other document furnished to the Client by FTC are provided for informational purposes and solely for the Client's use. No guaranty or warranty is made as to the reasonableness of the accuracy or completeness of any valuation, and there is no assurance that a valuation of an asset provided by FTC will equate to the then-current liquidation value of the asset. The Client should discuss with the Client's accountants, attorneys, investment advisers, and other representatives whether and to what extent these valuations may be useful in the preparation of federal and state tax returns, financial statements, regulatory reports, or otherwise. The Client acknowledges that the valuations set forth on periodic reports or other documents furnished by FTC (and/or used in calculating the Management Fee) may vary significantly from the estimates used by FTC in valuing transactions involving assets for purposes of FTC's internal book and records and other purposes.

(d) The Client agrees that, except as otherwise required by applicable law, any claim that the Client has against FTC is barred unless the Client commences an arbitration or judicial proceeding as provided under Section 25 (Arbitration Provision) to assert the claim within six months after FTC delivers a periodic report to the Client that discloses the existence of the claim. A statement discloses the existence of a claim if it provides sufficient information so that the Client knows of the claim or reasonably should have inquired into the existence of the claim.

8) Contributions and Withdrawals. (a) The Client may make additions to the Account at any time. The Client may withdraw assets on written notice to FTC, subject to the usual and customary securities settlement procedures. FTC will not impose any start-up, closing, or penalty fees in connection with the Account; however, the Custodian may do so.

(b) If the Client wishes to direct FTC to withdraw assets or transfer funds from the Account by facsimile or by electronic transmission, the Client, by executing this Agreement, accepts responsibility for all security measures associated with the transmission of e-mail by FTC with respect to all instructions, directions or other communications, as provided in Section 18(e) below, and releases FTC from any and all liability for relying and acting on such instructions, directions or other communications.

9) Scope of Liability. (a) To the greatest extent permitted by applicable law, FTC shall not be liable for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including any costs and expenses, including legal expenses, relating to investigating or defending any demands, charges and claims) ("Losses") by or with respect to the Client's Account, except to the extent such Losses are actual losses proven with reasonable certainty, are not speculative, are proven to have been fairly within the contemplation of the parties as of the date of this Agreement, and are determined by a court of competent jurisdiction or an arbitration panel (in accordance with Section 25) in a final non-appealable judgment or order to have been the sole and direct result of an act or omission taken or omitted by FTC during the term of this Agreement which constitutes willful malfeasance, bad faith, illegal conduct, reckless disregard or gross negligence with respect to FTC's obligations under this Agreement. Without limiting the generality of the foregoing, FTC shall not be liable for any indirect, special, exemplary, punitive, incidental or consequential damages or other losses regardless of whether such damages or other losses were reasonably foreseeable or whether FTC has been advised of the possibilities of such damages. FTC will not be responsible for any Losses incurred after termination of the Account. FTC shall have no responsibility whatsoever for the management of any of the Client's assets which are not managed by FTC and shall incur no liability for any Losses that may result from the management, mismanagement or non-management of such other assets of the Client. Certain U.S. federal and state laws (including ERISA) may impose liabilities under certain circumstances on persons who act in good faith, and nothing in this Agreement shall in any way constitute a waiver or limitation of any rights that the Client may have under any such applicable laws. Subject to the foregoing, the Client's rights under this Section 9(a) will be the exclusive remedy for any breach by FTC of this Agreement.

(b) FIC gives no warranty as to the performance or profitability of the Client's Account or any part thereof, nor any guarantee that the investment objective, expectations or targets described in this Agreement or in the investment guidelines set forth in Schedule B or the Client's policy statements will be achieved, including, without limitation, any risk control, risk management or return objectives, expectations or targets. The Account may suffer loss of principal, and income, if any, may fluctuate. The value of the Account's investments may be affected by a variety of factors, including economic and political developments, interest rates and issuer-specific events, market conditions, sector positioning, and other factors. FTC will not be responsible for the performance by any person not affiliated ·with FTC or such person's commercial obligations in executing, completing or satisfying such person's obligations.

(c) In addition to the above and to the greatest extent permitted under applicable law, the Client agrees that FTC will have no liability for and the Client agrees to reimburse, indemnify and hold harmless FTC and its partners, directors, officers, employees, agents and any person controlled by or controlling FTC ("Indemnitees") from all Losses that result from: (1) any misrepresentation, act or omission or alleged misrepresentation, act or omission by the Client or the Client's previous or other advisers, custodians or other agents; (2) any inaccuracy or breach of the Client's representations, warranties, covenants or agreements contained in this Agreement; (3) FTC's following the Client's or the Client's agent's directions or failing to follow the Client's or the Client's agent's unlawful or unreasonable directions; (4) any of the Client's actions or the actions of the Client's previous or other advisers, custodians or other agents; or (5) the failure by any person not controlled by FTC to perform any obligations to the Client.

(d) In addition to the above, and without limiting any other provision of this Agreement, FTC will not be liable for (i) force majeure or other events beyond the control of FTC, including, without limitation, any failure, default or delay in performance resulting from computer or other electronic or mechanical equipment failure, unauthorized access, theft, operator errors, government restrictions, court order, exchange or market rulings or suspension of trading, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, failure of common carrier or utility systems, severe weather or breakdown in communications not reasonably within the control of FTC or other causes commonly known as "acts of god," whether or not any such cause was reasonably foreseeable, or (ii) general market conditions rather than a violation of this Agreement by FTC.

(e) FTC shall have no duty or authority to take any action under this Agreement at any time that FTC or any other firm or office providing services to Client is not open for business for any reason.

(f) From time to time, FTC may provide Client with information (such as prices, rates and yields) and/or materials (such as explanatory memoranda, promotional materials, sales literature, prospectuses and reports) applicable to any actual or prospective investment holdings of the Account provided by sources available to FTC. FTC makes no representation or warranties whatsoever regarding the merits thereof or of any matter contained in any such information or materials and shall not be responsible for the accuracy or completeness thereof, and the Client agrees to look solely to such sources for responsibility regarding same.

(g) FTC does not give tax or legal advice as part of its services under this Agreement; the Client should consult with the Client's professional advisers for such advice with respect to the Account.

(h) Subject to the terms of Section 12 (Transactions with Affiliates) the limitations set forth herein shall apply to any action or omission taken by any FTC affiliate providing services pursuant to this Agreement or by any affiliated or unaffiliated investment manager.

10) Non-Exclusive Agreement. FTC's services hereunder are deemed non-exclusive. FTC may act as an investment advisor and manager to other clients, including individuals, corporations, plans and accounts subject to ERISA or Section 4975 of the Code, publicly traded investment companies, and investment limited partnerships, and receive fees for such services. Without limiting the foregoing, FTC may effect securities transactions for FTC's own account or the accounts that FTC manages for others that are identical or similar to the transactions FTC effects for the Client at the same or different times. Client understands and acknowledges that FTC may give advice and take action with respect to any of its or their other clients or for its or their own account that may differ from the timing or nature of action taken by FTC for the Account. Nothing in this Agreement will be construed as limiting in any way the ability of FTC to enter into any other investment management agreement with the same or different terms.

11) Conflicts of lnterest. (a) Advice given and actions taken under this Agreement for the Client's Account may differ from advice given or the timing and nature of action taken by FTC in the management of other client accounts or the accounts of FTC or any of its principals, members, officers, or employees. While FTC attempts to treat all clients fairly and equitably over time, it cannot guarantee that the Client's Account will receive identical treatment to other accounts, even if other accounts receive significant financial gain as a direct result of unequal treatment. FTC may purchase or sell securities for the Client's Account in which FTC, or any of its affiliates, principals, members, officers, or employees, may have and continue to have or may acquire a position or interest, and nothing in this Agreement will prevent FTC, or any of its affiliates, principals, members, officers, or employees, from acquiring or disposing of any securities. In addition, nothing in this Agreement will be deemed to impose on FTC any obligation to purchase or sell for the Client any security or other asset which FTC, its principals, affiliates or employees may directly or indirectly purchase or sell for its or their own accounts or for the account of any other client.

(b) The Client acknowledges that FTC, in the course of its investment advisory, management and other activities, may come into possession of confidential or material nonpublic information about companies, including companies in which FTC or its affiliates have invested or seek to invest on behalf of its clients and/or shareholders. FTC is prohibited from improperly disclosing or using such information for its own benefit or for the benefit of any other person, regardless of whether such other person is a client of FTC. FTC maintains and enforces written policies and procedures that prohibit the communication of such information to persons who do not have a legitimate need to know such information and to assure that FTC is meeting its obligations to clients and remains in compliance with applicable law. The Client understands and agrees that: (i) these policies and procedures are necessary and appropriate and recognizes that, in certain circumstances, FTC will have possession of certain confidential or material, nonpublic information which, if disclosed, might be material to a decision to buy, sell or hold a security, but that FTC will be prohibited from communicating such information to the Client or using such information for the Client's benefit; and (ii) FTC will have no responsibility or liability to the Client for not disclosing such information to the Client (or the fact that FTC possesses such information), or not using such information for the Client's benefit, as a result of following FTC's policies and procedures designed to provide reasonable assurances that it is complying with applicable law.

(c) The Client also acknowledges and agrees that FTC may, by providing written notice to the Client, but shall not be obligated to, relinquish to the Client investment discretion for any particular security held in the Account due to a conflict of interest, including a conflict described in this Section 11. Thereafter the Client, or the Client's trustees or other fiduciaries, as applicable, will have investment discretion for the securities identified in such written notice. In the event the Client, or the Client's trustees or other fiduciaries, as applicable, desire to transact with such securities held in the Account, they will be entitled to instruct FTC, which will then act in its ministerial position to forward such instructions to the Custodian or any broker-dealer. The Client acknowledges and agrees that FTC may seek the Client's authorization to regain investment discretion for any security for which FTC has previously relinquished investment discretion to the Client by notifying the Client in accordance with Section 11(d) below, of the security for which FTC seeks to regain investment discretion and informing the Client that the conflict circumstances previously requiring FTC to relinquish investment discretion have changed and are no longer applicable to FTC's management of the security. The Client agrees to respond in writing to any request by FTC to regain investment discretion for any such security within 61 calendar days of the date of the request, and the Client agrees that, if it fails to respond in writing within 61 calendar days, FTC may treat the Client's non-response as the Client's authorization to FTC to exercise investment discretion for the security as of the 61st day after any such request.

(d) FTC may from time to time request that the Client consent or agree to a particular matter, including one that raises actual or potential conflicts for FTC. When seeking the Client's consent or agreement, FTC may do so by notifying the Client or the Client's designated representative of the matter in accordance with Section 18 (Notices). The Client or the Client's designated representative may consent and agree or object to the matter described in the notice by notifying FTC in accordance with Section 18 (Notices) by the time and date stated in the notice or as otherwise provided above. The Client acknowledges and agrees that, if the Client or the Client's designated representative does not timely object, the Client will be deemed to have consented or agreed to the matter.

12) Transactions with Affiliates. (a) For purposes of this Agreement, the term "affiliate" means any person or entity who or which controls, or is controlled by, or is under common control or ownership with, FTC. As of the date of this Agreement, FTC's affiliates include its parent company, Fairholme Holdings, LLC, and its sister company, FCM.

(b) FTC may contract with FCM, as an affiliated investment manager, to manage some or all of the assets held in the Account. Client hereby consents to the use by FTC of FCM as investment manager of the Account. FTC does not guarantee its investment performance or the investment performance of FCM or of any investment vehicle. Client recognizes that the investments in the Account are subject to risk, including possible loss of principal. Client authorizes FTC, on behalf of Client, to recommend investments and enter into transactions involving affiliates of FTC and/or Custodian. In this regard, such recommendations and transactions with affiliates and/or Custodian may give rise to potential conflicts of interest. Client acknowledges and consents to such potential conflicts.

(c) If FCM or any other affiliate of FTC is employed as an investment manager, the liability of such affiliate, as investment manager, will be determined under the investment management agreement between FTC and its affiliate, and the liability of FTC to the Client will be determined under this Agreement. In no event shall the use of a third party investment manager diminish FTC's duties to Client as provided in this Agreement.

(d) Notwithstanding the foregoing, and without limiting Section 7(c), FTC shall incur no liability to Client or the Account for any loss that may arise from the mispricing of assets held in the Account by any investment manager or adviser, broker, pricing service or other person upon whose valuation FTC relies.

(e) The Client acknowledges that the Client understands the risks and conflicts of interest disclosed above, including the affiliate relationships described in this section and in Section 2 above, and Client authorizes FTC to provide the advisory and investment management services described in this Agreement notwithstanding any of these actual or potential conflicts of interest.

13) Proxy Voting. Unless the parties otherwise agree in writing, FTC shall have no obligation or authority to take any action with respect to the voting of proxies solicited by or with respect to issuers of securities held in the Account. The Client (or the plan fiduciary in the case of an Account subject to the provisions of ERISA) expressly retains the authority and responsibility for voting of any such proxies.

14) Legal Actions. FTC has no obligation or authority to act on behalf of or advise the Client on any legal proceedings including class actions concerning securities currently or formerly held in the Account.

15) Assignment and Amendment. This Agreement may not be assigned by either Party without the written consent of the other Party, except that FTC may, upon written notice to the Client and without limiting the Client's termination rights under Section 16 (Termination), assign this Agreement to any Affiliate or to any person that acquires control of FTC or acquires all or substantially all of FTC's assets. The terms of this Agreement (other than the information reported by the Client on Schedules A or B) may be amended by FTC on 30 days written notice to the Client.

16) Termination. (a) This Agreement may be terminated by either Party at any time on written notice to the other Party. Such termination will not, however, affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination.

(b) If the Client is an individual, the death, disability, or incompetence of the Client will not change the terms of or terminate this Agreement regardless of whether FTC has received constructive or actual notice of such death, disability or incompetency; provided, however, that FTC may, in its sole and absolute discretion, terminate this Agreement upon notice of the death, disability, or incompetence of the Client. The Client will be considered disabled or incompetent if the person is a minor, is adjudicated by a court to lack legal capacity or is not so adjudicated but is, by reason of illness or mental or physical disability, unable to give prompt and intelligent consideration to financial matters. With the consent of FTC, the legal representatives of the Client (upon providing corresponding evidence of such appointment or position) will succeed as assignee on the death, disability, or incompetence of the Client and the legal representative will retain all rights conferred to the Client under this Agreement, including the right to terminate this Agreement at any time in the manner as provided in Section 16(e) below.

(c) If the Client is a trustee of a trust, the trustee's death, resignation, refusal or inability to act will not terminate or change the terms of this Agreement regardless of whether FTC has received constructive or actual notice of such death, resignation, refusal or inability to act and this Agreement is binding on a successor trustee. A successor trustee (upon providing corresponding evidence of such appointment or position) will retain all rights conferred to the Client under this Agreement, including the right to terminate this Agreement at any time in the manner as provided in this Section 16.

(d) Upon termination, except as the Client may otherwise direct transfer of its assets, the Account will be liquidated by FTC in an orderly manner. FTC may effect cross transactions for the Account, as permitted under Section 3(d) above, to effect such liquidation. It is the Client's responsibility to monitor any remaining securities in the Account, and the Client agrees that FTC will have no further obligation to act or advise the Client on those assets.

(e) Termination of this Agreement for any cause whatsoever shall not affect the rights or obligations of the Parties arising from transactions initiated prior to the effective date of such termination.

17) Access To and Use of Online Services. (a) FTC (and certain third-party service providers) may provide the Client with access to online services in support of the Account ("Online Services"), which may include access to copies of any agreements entered into between the Client and FTC with respect to the Account. In the event the Client uses such Online Services, FTC will provide the Client with an e-mail notification whenever Account documents have been uploaded to the Online Services or whenever changes have been made to existing Account documents that are available via the Online Services. The Client agrees that an electronic signature submitted via the Online Services is equally as binding as a paper signature and acknowledges that Account documents may be signed electronically through the Online Services.

(b) The Client agrees that the Online Services made available by FTC with respect to the Account may only be used by the Client (or a person whom the Client has authorized) after FTC (or a third-party service provider on FTC's behalf) has issued a user identification ("User ID") to and authorized a password for the Client.

(c) The Client agrees to notify FTC immediately if the Client knows or suspects that the confidentiality of the Client's User ID or password has been compromised. The Client agrees to notify FTC of the names of any persons whom the Client wishes to have view-only access or any other type of authority relating to the Account and, if FTC grants such access or authority, the Client agrees to be bound by any agreements that such persons enter into with FTC on behalf of the Client.

18) Notices and Electronic Delivery of Required and Informational Documents. (a) Any notice or communication required or permitted to be given under this Agreement by the Parties will be sent either: (i) in writing to the address set forth on the signature page below or such other address as the receiving party may designate in writing to the other party; (ii) by facsimile (transmission confirmed) to the number set forth on the signature page below; or (iii) in the case of any notice or communication to the Client, by electronic transmission, including by electronic delivery as described below. FTC may accept and rely upon, without liability, any instructions, directions and other communications meeting any of the requirements contained herein which FTC in good faith believes to be genuine.

(b) By initialing the consent to electronic delivery and providing an email address on the signature page below, the Client consents to FTC's delivery in electronic form (in lieu of a separate mailing of paper copies) of all Account communications that FTC is required by law to deliver to the Client in writing, including disclosures concerning conflicts of interest, privacy policy and any other communication required under Chapters 660 or 736, Florida Statutes, or otherwise (the "Required Documents"). For these purposes, electronic delivery includes emailing electronic (e.g., PDF) copies of the documents directly to the Client or posting copies thereof on the Internet using the Online Services and sending an email to the Client providing notice of such posting. For the convenience of the Client, FTC reserves the right to deliver electronically, and the Client consents to such electronic delivery of, any additional Account communications that are not required by law to be delivered in writing (together with the Required Documents, the "Informational Documents"). FTC may continue to send transmissions to an email address provided by the Client until FTC receives notice of a change from the Client. The Client may reasonably request from FTC paper copies of the Required Documents in addition to those electronically delivered by contacting FTC at the address specified on the signature page below or by e-mail. The Client may revoke consent to electronic delivery of the Required Documents at any time by written notice to FTC. As a result of the Client's consent, all Required Documents will be delivered to the Client electronically in accordance with these provisions. The Client understands that the establishment of an Account with FTC is not conditioned on the Client's election of electronic delivery for the Required Documents.

(c) The Client agrees that electronic delivery of Informational Documents will be good delivery and that the Informational Documents will be deemed received by the Client when an e-mail notification is sent to the Client's e-mail address, whether or not the Client actually accesses or views the delivered document. The Client understands that it is the Client's responsibility to promptly and carefully review any documents made available to the Client and to notify FTC of any errors in the documents within 10 business days of receipts of the documents. By consenting to electronic delivery of the Informational Documents, the Client acknowledges and warrants that it can access, view and retain the e-mail notifications informing the Client that Informational Documents relating to the Account are available to the Client. Informational Documents relating to the Account may be viewed electronically via the Internet and printed with a local printer. The Client may also save Informational Documents relating to the Account by downloading and saving the documents. In order to receive the e-mail notifications and to access, view and retain eligible documents relating to the Account, the Client will need access to a computer with Internet browser software, Adobe Acrobat Reader, which may be downloaded for free at www.adobe.com and Internet access (at the cost of the Client). The Client agrees to use an appropriate Internet browser, such as a recent version of Internet Explorer, and to maintain an active e-mail address and provide FTC with written notice of any change to the Client's e-mail address.

(d) The Client acknowledges that electronic transmissions from FTC, its affiliates or its authorized service providers is not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. None of FTC, its affiliates or its authorized service providers gives any warranties on these matters. FTC, its affiliates and its authorized service providers reserve the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law. If the Client has any doubts about the authenticity of an e-mail purportedly sent by FTC, its affiliates or its authorized service providers, the Client should contact FTC immediately. Furthermore, the receipt of any transmission by or from FTC is not guaranteed, and interruptions, delays or failures of any transmission, whether as a result of hardware, software or internet or other service provider defects or difficulties, may be beyond the control of FTC and, therefore, not its responsibility.

(e) The Client understands and agrees that for training, quality and accuracy purposes, FTC may monitor or record telephonic communications with the Client or any person communicating with FTC on the Client's behalf and the Client consents to all such monitoring and recording.

19) Joint Accounts (if applicable). If the Account is the property of more than one Owner:

(a) All Clients shall be jointly and severally liable for all obligations and expenses in connection with the Account.

(b) The death of a Client shall not release the estate of the deceased Client from liability for the obligations and expenses theretofore incurred.

(c) Each Client may execute any and all documents by signing his or her name alone and may issue instructions, directions and other communications for the Account, and in all cases, each Client shall have the power to act alone without the joinder of any other Client. For these purposes, each Client appoints each other Client as his or her agent, to act on his or her behalf with respect to the Account. All documents, instructions, directions and other communications by any one Client shall be binding on all Clients, and FTC shall have no liability to any of the Clients from acting in accordance with those documents, instructions, directions or other communications.

20) Confidentiality. All information and advice furnished by either party to the other party pursuant to this Agreement shall be treated by the receiving party as confidential and shall not be disclosed to third parties except as required by law or regulatory authority or express written consent of the disclosing party. By entering into this Agreement, Client expressly authorizes FTC and FCM to provide any information that it obtains about Client to: (i) the broker-dealers through whom transactions are executed; (ii) Custodian to the extent necessary to provide Client investment advisory services set forth herein; and (iii) to other third-party service providers but only to the extent necessary to perform the services hereunder.

21) Headings. The Section headings or titles in this Agreement are for convenience or reference only, and are not to be considered in construing the terms and provisions of this Agreement.

22) Counterparts; Facsimile. This Agreement may be executed in counterparts, and all such counterparts, taken together, will constitute valid signatures for this Agreement. Facsimile or electronically scanned signature pages will have the same binding force and effect as original signatures, although, following delivery of this Agreement via facsimile or electronic transmittal, the Client agrees to promptly transmit to FTC the executed original of this Agreement and to retain a copy for his/her own records.

23) Severability. If any provision of this Agreement is deemed inconsistent with any law or rule of any governmental or regulatory body having jurisdiction over the subject matter of this Agreement including, without limitation, any federal or state securities authority, the provision will be deemed to be rescinded or modified to the minimum extent necessary to render such provision enforceable. In all other respects, this Agreement will continue and remain in full force and effect.

24) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to the conflict of law principles thereof.

25) Miscellaneous; Survival. This Agreement, including the Schedules, supersedes prior written or oral agreements between the parties, and constitutes the entire agreement between the Parties, with respect to the subject matter of this Agreement. FTC's failure to insist at any time on strict compliance with this Agreement or with any of the terms of this Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by FTC of any of its rights or privileges hereunder. The provisions of Sections 9 (Scope of Liability), 23 (Governing Law), and 25 (Arbitration Provision) will survive the termination of this Agreement.

26) Arbitration Provision. Any controversy or dispute that may arise between the Client and FTC concerning any transaction or the construction, performance, or breach of this Agreement will be settled by arbitration. Any arbitration will be under the rules, then applying, of the American Arbitration Association, except to the extent set forth in this Agreement. The arbitration panel will consist of at least three individuals having knowledge of investment advisory activities. The parties agree that any arbitration proceeding under this provision will be held in a location as determined by the rules of the American Arbitration Association. The award of the arbitrators will be final and binding on the parties, and judgment on the award may be entered in any court, state or federal, having jurisdiction.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

FAIRHOLME TRUST COMPANY, LLC

Signature:	/s/ Wayne Kellner	Date:	11/2/2015
Name:	Wayne Kellner
Title:	CFO

THE ST. JOE COMPANY
Consent to Electronic Delivery
Signature:	/s/ Marek Bakun
/s/ MB   By initialing this paragraph and providing an e-mail address, the Client consents, in accordance with the provisions of this Agreement, to FTC's delivery of Required Documents in electronic form at FTC's discretion, in lieu of a separate mailing of paper copies until such time as the Client revokes this consent in writing. The Client understands that there may be security risks in accessing Account information through the Internet and accepts those risks. If the Client elsewhere consents to electronic delivery of Required Documents (such as through the Online Services) either prior or subsequent to the execution of this Agreement, the absence of consent to electronic delivery in this Agreement shall not negate such other consent. For the convenience of the Client, FTC reserves the right to deliver electronically any additional Account communications that are not required by law to be delivered in writing.

Name:	Marek Bakun
Title:	CFO-EVP
Address:	133 South Watersound Parkway
Watersound, Florida 32413
Telephone:	850-231-7407

E-mail Address:	marek.bakun@joe.com

Country of Citizenship:	Not Applicable
Date:

SCHEDULE A

CUSTODIAN AND ACCOUNT INFORMATION

The Client elects to custody the assets of the Account with the following Custodian:

Custodian Name:	Jefferies LLC

Account Number:	431-00926

Account Title:	The St. Joe Company

Account Address:	520 Madison Avenue, 12th Floor, New York, NY 10022

SCHEDULE B

ACCOUNT INVESTMENT GUIDELINES AND RESTRICTION
(as of October 9, 2015)

	% of Investment Account*
Instrument	Minimum	Maximum

Cash & Cash Equivalents** (Investment Grade)	50%	100%
Investment in any one issuer, on a consolidated basis
(excluding U.S. Government)	0%	15%***

*These percentages are based on the amount of St. Joe funds in the Prime Brokerage Account set forth in Schedule A of this Agreement at the time of the investment.

** Cash Equivalents shall consist of commercial paper, deposit accounts, U.S. Treasury Bills and money- market funds.
*** Investment in any one issuer in excess of 10% must be approved by at least two members of St. Joe Board Investment Committee.

Investment/Account Restrictions*+

•	No investments in common equity

•	All securities to be custodied in cash-only account

•
No investments in shares of any fund advised by ITC or FCM (provided that, except as otherwise required by law, there shall be no restriction on investing in securities or other instruments held by any such fund)

•	The average duration for fixed coupon bonds or fixed dividend preferred stock must be less than ten years. This restriction excludes variable interest rate bonds and variable dividend rate preferred.

*No Guideline or Restriction exception or policy change may be made without written approval of the St. Joe Board Investment Committee.

+ An investment's compliance with the investment guidelines and restrictions set forth in this Schedule B will be determined on the trade date, based on the transaction price and characteristics of the investment on the trade date compared to the value of the Investment Account as of the most recent valuation date. Investment restrictions set forth in this Schedule B will not be deemed breached as a result of changes in value or characteristics of a security.

FAIRHOLME TRUST COMPANY, LLC		THE ST JOE COMPANY by:

Signature:	/s/ Wayne Kellner	Signature:	/s/ Marek Bakun
Name:	Wayne Kellner	Name:	Marek Bakun
Title:	CFO	Title:	CFO-EVP
Date:	11/1/2015	Date:	11/1/2015